                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 12                                  Trade Date: 02/26/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 03/01/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 27, 2001




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAM6             $1,444,000.00                6.2%                  03/15/16                 100%


    Interest Payment
       Frequency                                      Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------         ----------               --------------------------------
        9/15/01                    Yes                    Yes                           100% 03/15/04
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------            -------------           -----------
     $1,418,730.00              $25,270                  $3.50               ABN AMRO Inc.